INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 14 to the Registration Statement No. 33-79482 of American Century World
Strategic Allocations, Inc. on Form N-1A of our reports dated January 11, 2002, appearing in the respective Annual Reports of Strategic Allocation: Conservative
Fund, Strategic Allocation: Moderate Fund, and Strategic Allocation: Aggressive
Fund, three of the funds comprising American Century Strategic Asset
Allocations, Inc. for the year ended November 30, 2001 in the Statement of
Additional Information, which is part of this Registration Statement, and to the references to us under the captions "Other Service Providers - Independent
Auditors" and "Financial Statements" in such Statement of Additional
Information. We also consent to the reference to us under the caption "Financial
Highlights" in the Prospectuses, which are also part of such Registration
Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
March 25, 2002